                                                                EXHIBIT 2.2

                             DATED 30 SEPTEMBER 2000


                            (1) PACIFICNET.COM, INC.

                                       and

                       (2) ACMA STRATEGIC HOLDINGS LIMITED

                                       and

                               (3) SUPEREGO, INC.

                                       and

                        (4) ACMA INVESTMENTS PTE LIMITED

                                       and

                              (5) CARL TONG KA WING


              *****************************************************


                        SHARE SALE AND PURCHASE AGREEMENT

                      IN RELATION TO 100% OF THE SHARES IN
                             CREATIVE MASTER LIMITED


              *****************************************************

                                TABLE OF CONTENTS

                                                                             PAGE NO.
PARTIES ........................................................................ 1
RECITAL ........................................................................ 1

CLAUSE
------
1.          Definitions ........................................................ 1
2.          Sale and Purchase of the Sale Shares ............................... 4
3.          Consideration Shares ............................................... 4
4.          Completion  ........................................................ 4
5.          The Warranties ..................................................... 6
6.          Employees' Share Options ........................................... 7
7.          Confidentiality .................................................... 7
8.          Miscellaneous ...................................................... 8

SCHEDULE 1  Basic Information concerning Creative Master Limited................13
----------
SCHEDULE 2  The Warranties......................................................14
----------
SCHEDULE 3  The Subsidiaries....................................................15
----------
SCHEDULE 4  Deed of Waiver......................................................18
----------

THIS AGREEMENT is made on the 30th day of September, 2000.

BETWEEN:-

(1) PACIFICNET.COM, INC. a company incorporated in the State of Delaware whose registered office is at 7808 Creekridge Circle, Suite 101, Bloomington, MN 55439, USA (the "Vendor");

(2) ACMA STRATEGIC HOLDINGS LTD a company incorporated in Hong Kong whose registered office is at Unit D, 3/F, Yeung Yiu Chung (No.8) Industrial Building, 20 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong ("ACMA Strategic");

(3) SUPEREGO, INC. a company incorporated in the British Virgin Islands whose registered office is at International Trust Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands ("Superego");

(4) ACMA INVESTMENTS PTE LIMITED a company incorporated in Singapore whose registered office is at 17 Jurong Port Road, Singapore 2261 ("ACMA Investments");

(5) CARL TONG KA WING (Holder of HKID Card No.A934009(5)) of 65 Bisney Road, 3/F, Pokfulam, Hong Kong ("Carl Tong")


RECITALS :-

(A) The Vendor is the beneficial owner of the entire issued share capital of Creative Master Limited (the "Company") which has an existing authorized share capital of HK$1,000,000.00 divided into 100,000 ordinary shares of HK$10.00 each of which 100,000 ordinary shares have been issued and fully paid up or credited as fully paid up. Basic information concerning the Company is set out in Schedule 1.

(B) The Subsidiaries are engaged in the manufacturing of collectible quality, die-cast replicas of cars, trucks, buses, boats and engines and other products.

(C) The Purchasers are the owners of at least 895,765 shares of common stock in the Vendor.

(D) The Purchasers and the Vendor now wish to proceed with the sale and purchase of the Sale Shares representing the entire issued ordinary share capital in the Company upon the terms and conditions and on the basis of the warranties and undertakings set out in this Agreement.


NOW IT IS AGREED as follows :-

1    DEFINITIONS

1.01 In this Agreement (including the Recitals and the Schedules), the following expressions shall have the following meanings unless the context otherwise requires :-

     "Accounts"                 the consolidated audited accounts of the Company
                                and the Subsidiaries as at 31 December 1999;

     "Accounts Date"            31 December 1999;

     "Articles"                 the Memorandum and Articles of Association of
                                the Company as altered from time to time;

     "Auditors"                 Messrs Arthur Andersen & Co. of 21/F Edinburgh
                                Tower, Landmark, Central, Hong Kong or the auditors from time to time of the Company;

     "Claim" includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, award, arbitration, damage, loss, cost, expense or liability existing, pending, expected, threatened or ascertained, whether based in contract, tort or statute;

     "Companies                 the Companies Ordinance (Chapter 32), of the
     Ordinance"                 laws of Hong Kong;

     "Completion"               completion of the sale and purchase of the Sale
                                Shares in accordance with the provisions of Clause 4 of this Agreement;

     "Completion Date"          the date specified in Clause 4.01 of this
                                Agreement for Completion;

     "Consideration Shares"     the 895,765 shares of common stock in the Vendor
                                held by the Purchasers which are to be
                                transferred to the Vendor or as it shall direct upon Completion in satisfaction of the purchase price of the Sale Shares in accordance with the terms of this Agreement;

     "Deed of Waiver"           the deed of waiver to be  executed  by the
                                Company in favour of the Vendor at Completion in the form set out in Schedule 4;

     "Group" the Company and the Subsidiaries if any, and the expression "member of the Group" shall be construed accordingly;

     "HK$"                      Hong Kong Dollars, the lawful currency of Hong
                                Kong;

     "Hong Kong"                the Hong Kong Special Administrative Region of
                                the People's Republic of China;

     "Purchasers"               ACMA Strategic, Superego, ACMA Investments and
                                Carl Tong jointly and severally;

     "Sale Shares"              100,000 Shares which the Purchasers will
                                purchase from the Vendor and the Vendor will sell to the Purchasers pursuant to this Agreement;

     "Shares" the ordinary shares of the Company of HK$10.00 each;

     "Stock Exchange"           any  recognized  Stock  Exchange  on which the
                                shares of the Vendor are listed from time to time;

     "Subsidiaries"             all the subsidiaries (as defined in the
                                Companies Ordinance) from time to time of the Company (whether held directly or indirectly) including those listed in Schedule 3;

     "Taxation"                 all liability to any form of taxes, duties,
                                imposts, charges, withholdings, levies, rates, any claim for taxation or other governmental impositions of whatever nature whenever and by whatever authority imposed, assessed or charged together with all costs, charges, interests, penalties, fines, expenses, deprivation of any tax relief and other additional statutory charges incidental or related to such impositions accruing before Completion;

     "US$" United States Dollars, the lawful currency of the United States of America;

     "Warranties"               all or any of the representations, warranties
                                and undertakings set out in Schedule 2 and Clause 5 and any other representations, warranties and undertakings made by or on behalf of the Vendor in this Agreement or which have become terms of this Agreement.

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions of which they are re-enactments (whether with or without modification) and shall also include regulations or orders from time to time made pursuant to them.

1.03 For the purposes of this Agreement any reference to a Recital, Clause, sub-Clause or Schedule is a reference to a Recital, Clause, sub-Clause or Schedule of this Agreement, and the Recitals and Schedules form part of and are deemed to be incorporated in this Agreement.

1.04 The headings used in this Agreement and the Schedules are inserted for convenience only and shall be ignored in construing this Agreement.

1.05 In this Agreement words connoting any gender include all genders; words connoting the singular include the plural and words connoting the plural include the singular; and references to persons include bodies corporate or unincorporated.

1.06 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been signed for the purposes of identification by or on behalf of the parties hereto.


1.07 All obligations and liabilities of the Purchasers under this Agreement shall be joint and several.

2.   SALE AND PURCHASE OF THE SALE SHARES

2.01 Subject to the terms of this Agreement, the Vendor shall sell as beneficial owner and the Purchasers shall purchase, the Sale Shares with effect from Completion free from all charges, liens, encumbrances and other adverse claims on or after Completion.

2.02 The Purchasers or their nominees shall be entitled to exercise all rights attached or accruing to the Sale Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion.

2.03 The Vendor hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Sale Shares, whether under the Articles or otherwise.

3.   CONSIDERATION SHARES

3.01 The total consideration for the sale and purchase of the Sale Shares shall be fully satisfied by the Consideration Shares to be transferred by the Purchasers to the Vendor or its nominee on Completion free from all charges, liens, encumbrances and other adverse claims on or after Completion.

3.02 The Purchasers jointly and severally warrant that they are the sole beneficial owners of the Consideration Shares and are entitled to sell and transfer the full legal and beneficial ownership of the same to the Vendor or its nominees.

3.02 The Purchasers jointly and severally warrant that they have not exercised any lien over any of the Consideration Shares and there is no outstanding call on any of the Consideration Shares and all of the Consideration Shares are fully paid.

3.03 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Consideration Shares and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

4.   COMPLETION

4.01 Completion shall take place on 3 October 2000 or on such later date as the Vendor and the Purchasers may agree at the office of the Purchasers' Solicitors, Messrs Angela Wang & Co of 24/F Entertainment Building, 30 Queen's Road Central, Hong Kong, or such other place as the parties may agree when all (and not part only) of the following business will be transacted :-

     (a)  the Vendor shall deliver to the Purchasers at Completion :-

          (i) instruments of transfer and sold notes in respect of the Sale Shares duly executed by the Vendor as the registered and beneficial holder thereof or as transferor in favour of the Purchasers or their nominee(s) as transferee;

          (iii) a certified true copy of the board resolution of the Vendor approving this Agreement and the sale of the Sale Shares to the Purchasers or their nominee(s).

     (b)  the Purchasers shall deliver to the Vendor at Completion :-

          (i) instruments of transfer and sold notes in respect of the Consideration Shares duly executed by the Purchasers as the registered and beneficial holder thereof and as transferor in favour of the Vendor or its nominee(s) as transferee;

          (ii) the original share certificates for the Consideration Shares;

          (iii) certified true copies of the board resolutions of any of the Purchasers which are corporations approving and authorizing the execution and completion of this Agreement and all matters contemplated by this Agreement;

          (iv) the Deed of Waiver duly executed by the Company.

4.02 The transactions described in Clause 4.01 above shall take place at the same time so that in default of the performance of any such transactions by the Vendor or the Purchasers, without prejudice to any legal remedies to the party not at fault, the party not at fault may :-

     (a) defer Completion to a day not more than 14 days after the date fixed for Completion (and so that the provisions of Clause 4.01 shall apply to Completion so deferred); or

     (b) proceed to Completion so far as practicable but without prejudice to its rights hereunder; or

     (c)  rescind this Agreement without liability on its part.

4.03 The Purchasers shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares are completed simultaneously.

4.04 In the event the Purchasers shall give notice in writing of satisfaction of, or shall waive, the conditions contained in Clause 4.01, such notice or waiver shall not imply that the Purchasers are not relying on the Warranties but rather that they are prepared, in reliance upon the Warranties and such comfort, if any, as they have taken from their investigations, to proceed with the transaction.

4.05 Following Completion, the Vendor shall forthwith on demand issue a cheque to the Purchaser for the Vendor's half share of the stamp duty on the sale and purchase of the Sale Shares.

5.   THE WARRANTIES

5.01 The Vendor hereby represents, warrants and undertakes to the Purchasers in the terms set out in Schedule 2 and the Vendor represents and warrants to the Purchasers that the Warranties are true and correct as at the date hereof and will be true and accurate on Completion with reference to the facts and circumstances then existing.

5.02 The Vendor hereby acknowledges that the Purchasers are entering into this Agreement in reliance upon each of the Warranties notwithstanding any investigations which the Purchasers, the Purchasers' accountants or any of their respective directors, officers, employees, agents or advisors may have made and undertake to indemnify and keep fully indemnified the Purchasers against any costs (including all legal costs), expenses, loss or liability suffered by the Purchasers as a result of or in connection with any material inaccuracy or breach of any of the Warranties. This indemnity shall be without prejudice to any other rights and remedies of the Purchasers and their assigns in relation to any such breach of Warranties and such rights and remedies are hereby expressly reserved.

5.03 The Warranties shall be deemed to be repeated on Completion and survive Completion and the rights and remedies of the Purchasers in respect of any breach of the Warranties shall not be affected by Completion or by the Purchasers rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.04 The Purchasers shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Warranties and Completion shall not in any way constitute a waiver of any right of the Purchasers.

5.05 If prior to Completion any of the Warranties are found to be materially untrue, misleading or incorrect or have not been fully carried out in any material respect, the Purchasers shall, without prejudice to any other rights or remedies which the Purchasers shall be entitled at law, be entitled by notice to the Vendor to avert or remedy such breach of the Warranties within thirty (30) days of such notice and Provided Always that in respect of any claims for breach of the Warranties after Completion, the Purchasers shall not be entitled to rescind this Agreement and its only remedy against the Vendor shall be in damages only.

5.06 The Vendor shall not be liable for any breach of the Warranties except in respect of those circumstances which may give rise to a claim made hereunder and of which notice has been given to the Vendor on or prior to the date which is 30 days after the Completion Date.


5.07 The Vendor shall not be liable for any breach of the Warranties to the extent that such liabilities arise by result of any acts, or omissions affected by the Purchasers or their related parties.

5.08 The total liability of the Vendor in respect of the Warranties shall not exceed the value of the Sale Shares. The Vendor shall have no liability for breach of any Warranties unless the aggregate amount of all claims which would otherwise be made under this agreement shall exceed US$1,000,000 and consist of individual cases exceeding US$300,000.

5.09 The Purchasers agree to assume and transfer to its own book the liabilities incurred by CMST prior to July 27, 2000 and hold the Vendor fully harmless and indemnified against any future claims in relation to such liabilities so incurred before the July 27, 2000.

5.10 The Purchasers understand that they are assuming the operations of CML and its Subsidiaries and all liabilities of CML and its Subsidiaries (whether actual or contingent, recorded or unrecorded, or known or unknown) as of the Completion Date, and the Vendor is making no representation as to the existence of assets, accuracy of the books and records, relationships with customers and vendors, or condition of such business. The Purchasers further understand that they will have no right of recourse against the Vendor with respect to the condition of the CML business at the Completion Date, other than for a breach of a specific Warranty given by the Vendor in this Agreement or in Schedule 2 attached hereto. Further, the Purchasers agree to defend and hold the Vendor fully harmless and indemnified against any past or future claims that third parties may bring against the Vendor for costs, expenses, fees, guarantees, damages, judgments or losses of any nature pertaining to or arising out of the operations or business of CML and the Subsidiaries, including any legal fees that Vendor may incur to defend itself against such third-party claims. The previous sentence is intentionally broad in scope as it is the intent of the parties that the Vendor should have no ongoing obligation or liability whatsoever to third parties with respect to the business and affairs of CML and its Subsidiaries, including any actions undertaken prior to the Completion Date by Creative Master International, Inc. (renamed PacificNet.com, Inc.) pertaining to such business.

6    EMPLOYEES' SHARE OPTIONS


6.01 The Vendor will cause necessary board resolution or Administrator of the PacificNet.com Inc. 1998 Stock Option Plan to ensure that the right of any employees of the Company or the Subsidiaries who shall cease to be employed by the Vendor's group of companies as a result of this Agreement to extend the exercise period to to 60 days following the Completion Date or 31st December, 2000, whichever is later and that any unexercised options shall be terminated and lapse automatically thereafter.

7    CONFIDENTIALITY

7.01 In consideration of the parties making available to the parties and their advisers and representatives certain information, and in consideration of the undertakings by the parties herein set out above, the Vendor hereby agrees and undertakes to the Purchasers and the Purchasers hereby agree and undertake to the Vendor that :-

     (a) all Confidential Information shall be held in complete confidence by it and by its advisers and representatives and shall not, without the prior written consent of the party providing the Confidential Information, at any time be disclosed to any person, nor used for any purpose which can be regarded as competitive with the business interests of the party providing the Confidential Information;

     (b) notwithstanding Clause 7.01 (a) above, the parties may disclose Confidential Information to those of their directors, officers, employees, advisers and representatives who are directly concerned with appraisal of the transactions described herein. The parties shall on written demand supply the other parties with a list of those persons within such party (giving their names and details of positions held by them) and of its professional advisers and representatives who are likely to be directly concerned with its appraisal of the transactions described herein;

     (c) any party receiving Confidential Information and its advisers and representatives will immediately upon receipt of a written demand from the party providing such Confidential Information return to the party providing Confidential Information or destroy all Confidential Information which is capable of being returned (and all and any copies thereof or of any part thereof); and

     (d) the parties, their advisers and representatives will only copy, reproduce or distribute in whole or in part Confidential Information:-

          (i) with the prior written consent of the party providing such Confidential Information; or

          (ii) for the purpose of supplying Confidential Information to persons to whom disclosure is permitted hereunder.

7.02 For the purposes of this Agreement, the term "Confidential Information" includes all information of whatsoever nature (whether oral, written or in any other form) containing or consisting of material of a technical, operational, administrative, economic, marketing, planning, business or financial nature or in the nature of intellectual property of any kind and relating to the parties obtained by the other parties or their advisers or representatives, including the existence and contents of this Agreement.

7.03 Notwithstanding Clauses 7.01 and 7.02, the parties agree that none of the undertakings or obligations of the parties or their directors, officers, employees, advisers and representatives hereunder shall apply to Confidential Information :-

     (a) all of which is generally available to third parties (unless available as a result of a breach of this undertaking); or

     (b) all of which is lawfully in the party's possession and was not acquired directly or indirectly from the other party; or

     (c) the disclosure of or other dealing with which is required by any applicable law or required by the Stock Exchange or any supervisory or regulatory body to whose rules the Company or the Vendor is subject or with whose rules it is necessary for the Company to comply, provided that such disclosure is only made after such consultation with the Purchaser as may be reasonably practicable.

8    MISCELLANEOUS

8.01 This Agreement shall be binding on and enure for the benefit of the successors or assigns of the parties respectively. None of the parties hereto may assign the benefit of any provision in this Agreement without the prior written consent of all of the other parties.

8.02 No announcement or circular in connection with this Agreement or any matter arising therefrom shall be made or issued by or on behalf of any of the parties hereto without the prior written approval of the parties, such approval not to be unreasonably withheld or delayed. The restrictions in this Clause shall not apply to any statement which is required to be made by law or in accordance with the rules of the Stock Exchange or any competent regulatory authority.

8.03 Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of principal and agent or employer and employee between any of the parties and no party shall be responsible for the acts or omissions of the employees or representatives of the other parties.

8.04 The illegality invalidity or unenforceability of any part of this Agreement shall not affect the legality validity or enforceability of any other part of this Agreement.

8.05 This Agreement and any documents referred to herein constitutes the whole agreement between the parties hereto in relation to the sale of the Sale Shares and no variation thereof shall be effective unless made in writing signed by or by the duly authorized representatives of all parties hereto.

8.06 This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

8.07 The failure of any party hereto at any time or times to require performance by any other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that or any other provision and any waiver by any party of any breach of a provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any other right under this Agreement.

8.08 (a) The Vendor shall perform such further acts and execute such further documents as may be reasonably required to vest the beneficial and registered ownership of the Sale Shares in the Purchasers or their nominee(s) free from all charges, liens, encumbrances, equities and other adverse claims and interests and with all rights attached thereto and give effect to the obligations of the Vendor under this Agreement.

     (b) The Purchasers shall perform such further acts and execute such further documents as may reasonably be required to vest the beneficial and registered ownership of the Consideration Shares in the Vendor or its nominee(s) free from all charges, liens, encumbrances, equities and other adverse claims and interests and with all rights attached thereto and give effect to the obligations of the Purchasers under this Agreement.

8.09 All payments to be made under this Agreement shall be paid without set off or counterclaim or any restriction and condition and free and clear of any Taxation or any deductions or withholdings of any nature. If any deduction or withholding (on account of Taxation or otherwise) is required by law to be made, the payor shall pay such additional amount as may be necessary to ensure that the payee receives the full amount due as if no deduction or withholding had been made.

8.10 Time shall be of the essence of this Agreement.

8.11 Each party shall bear its own costs and expenses incurred in respect of the preparation and execution and performance of this Agreement and any agreements and documents ancillary to it and the stamp duty payable on the transfer of the Sale Shares shall be borne by the Vendor and the Purchasers in equal shares.

8.12 (a) Any notice, claim or demand requiring to be served under or in connection with this Agreement shall be in writing and signed by or on behalf of the party giving it shall be sufficiently given or served if delivered to the address and attention of the relevant party set out in Clause 8.12 (b) or as otherwise notified from time to time hereunder with specific reference to this Agreement). Any such notice, claim or demand shall be delivered by hand or facsimile transmission or sent by pre-paid first class post and if delivered by hand or sent by facsimile transmission shall conclusively be deemed to have been given or served at the time of despatch or 24 hours after, in the case of international service and if sent by post shall conclusively be deemed to have been received 7 days from the time of posting. All notices under this Agreement shall be in the English language.

     (b) The addresses of the parties for the purpose of Clause 8.12 (a) are as follows:-

          The Vendor:-           PacificNet.com, Inc.
                                 29th Floor 3 Lockhart Road
                                 Wanchai, Hong Kong
                                 For the attention of
                                 Mr Tony Tong
                                 Fax No : (852) 2793 0689

          The Purchasers:-       (1) ACMA Strategic Holdings Ltd
                                     Unit D, 3/F Yeung Yiu Chung
                                     (No.8) Industrial Building
                                     20 Wang Hoi Road
                                     Kowloon Bay
                                     Kowloon Hong Kong
                                     For the attention of
                                     Mr Carl Tong
                                     Fax No : (852) 2789 1737

                                 (2) Superego, Inc.
                                     Unit D, 3/F Yeung Yiu Chung
                                     (No.8) Industrial Building
                                     20 Wang Hoi Road
                                     Kowloon Bay
                                     Kowloon Hong Kong
                                     For the attention of
                                     Mr Carl Tong
                                     Fax No : (852) 2789 1737

                                 (3) ACMA Investments Pte Limited
                                     17 Jurong Port Road, Singapore 2261
                                     For the attention of
                                     Mr KS Chou
                                     Fax No : (65) 268 6319

                                 (4) Carl Tong Ka Wing
                                     Unit D, 3/F Yeung Yiu Chung
                                     (No.8) Industrial Building
                                     20 Wang Hoi Road
                                     Kowloon Bay
                                     Kowloon Hong Kong
                                     Fax No : (852) 2789 1737

     (c) Any party may change the address (or other details) to which notices can be sent to them by giving written notice of such change of address (or details) to the other parties with specific reference to this Agreement and in the manner herein provided for giving notice.

8.13 (a) This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

     (b) Each of the parties hereby submits to the non-exclusive jurisdiction of the Courts of Hong Kong in relation to any claim, dispute or difference which may arise hereunder and irrevocably waives any objection which it may now or hereafter have to the Courts of Hong Kong being nominated as the forum to hear and determine any such claim, dispute or difference and agrees not to claim that any such Court is not a convenient or appropriate forum.

     (c) The submission to the jurisdiction of the Courts of Hong Kong shall not (and shall not be construed so as to) limit the right of either party hereto to take proceedings against the other party hereto in any other Court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

8.14 (a) The Vendor hereby irrevocably appoints PacificNet.com Limited of 29th Floor, 3 Lockhart Road, Wanchai, Hong Kong as its agent for the service of process in Hong Kong in relation to any matter arising out of this Agreement.

     (b) If any such process agent ceases to have an address in Hong Kong, the appointor irrevocably agrees to appoint a new process agent and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the process agent.

     (c) Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other court.

THIS AGREEMENT has been signed on the day and year first above written.

SIGNED by                         )
TONY TONG                         )
for and on behalf of              )
PACIFICNET.COM, INC.              )
in the presence of :-             )




SIGNED by                         )
CARL TONG KA WING                 )
for and on behalf of              )
ACMA STRATEGIC HOLDINGS LTD       )
in the presence of :-             )



SIGNED by                         )
CARL TONG KA WING                 )
for and on behalf of              )
SUPEREGO, INC.                    )
in the presence of :-             )





SIGNED by                         )
CARL TONG KA WING                 )
for and on behalf of              )
ACMA INVESTMENTS PTE LTD          )
in the presence of :-             )






SIGNED by                         )
CARL TONG KA WING                 )
                                  )
in the presence of :-             )

                                   SCHEDULE 1


BASIC INFORMATION CONCERNING CREATIVE MASTER LIMITED

1.  Registered Number             :    176189

2.  Date of Incorporation         :    10 October 1986

3.  Place of Incorporation        :    Hong Kong

4.  Address of Registered Office  :    Flat D, Yeung Yiu Chung (No.8) Industrial
                                       Building, 20 Wang Hoi Road, Kowloon Bay,
                                       Kowloon, Hong Kong.

5.  Authorized Share Capital      :    HK$1,000,000 divided into 100,000 shares
                                       of HK$10.00 each

6.  Issued Share Capital          :    100,000 shares of HK$10.00 each held as
                                       follows:-

                                       NAME OF SHAREHOLDERS         NO OF SHARES

                                       PacificNet.com, Inc.            99,999
                                       Tapman (Nominees) Limited          1

7.  Directors                     :    TONG, Ka Wing, Carl
                                       CHOU Kong Seng
                                       KWOK Sheck Pui

8.  Secretary                     :    Horwath Management Services Limited

9.  Financial Year End            :    31 December

                                   SCHEDULE 2


                                 THE WARRANTIES


1.   GENERAL

1.01 The facts stated in Recitals (A) and (B) and Schedules 1 and 3 of this Agreement are true and correct in all material respects.

1.02 The Vendor has the right, power and authority to enter into and perform this Agreement which, constitutes or when executed will constitute legal, valid and binding obligations on it in accordance with its terms.

1.03 The copy of the Articles which has been supplied to the Purchasers and, for the purposes of identification, signed by the Vendor is complete and accurate in all respects and has attached to it copies of all resolutions and other documents required by law to be so attached and fully set out the rights and restrictions attaching to each class of share capital of the Company.

2.   SALE SHARES

2.01 The Vendor is the sole beneficial owner of the Sale Shares in the manner set out in Schedule 1 and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Purchasers or their nominees.

2.02 The Sale Shares comprise 100% of the issued and allotted share capital of the Company.

2.03 The Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the shares of the Company and all of the shares of the Company are fully paid.

2.04 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Sale Shares or any part of the unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

2.05 There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any shares or debentures in the Company.

2.06 Subject to the relevant provisions, if any, in the Articles and the Companies Ordinance to the contrary, no consent of any third party is required to the sale of the Sale Shares.

3    SUBSIDIARIES

3.01 So far as appropriate, the warranties set out in this Schedule shall apply mutatis mutandis to the Subsidiaries.

SCHEDULE 3

                                THE SUBSIDIARIES

                                                      DATE OF
                             DATE AND PLACE OF      ACQUISITION,         PRINCIPAL                                    %
          NAME                 INCORPORATION           IF ANY             BUSINESS           ISSUED CAPITAL         OWNED
          ----                 -------------           ------             --------           --------------         -----
    Creative Master              4.10.99/               N.A.          Holding Company           HK$2.00              100
   Overseas Holdings             Hong Kong
        Limited

        Carison                  17.03.87/              N.A.           Manufacturing             HK$100               70
      Engineering                Hong Kong                                of molds
        Limited

Creative Master Special          23.10.98/              N.A.              Holding                US$100              100
     Holdings Inc.                  BVI                                   Company

    Creative Master              16.12.98/              N.A.          Trading of die-            HK$100               70
Special Holdings Limited         Hong Kong                            cast collectible
                                                                          products

  Dong Guang Chuanying           25.10.94/              N.A.           Manufacturing          HK$9,000,000           100
  Toys Factory Co. Ltd              PRC                                 of die-cast
         (CJV)                                                      collectible products

  Excel Master Limited           10.11.87/            07.11.96         Manufacturing              HK$2               100
                                 Hong Kong                             and trading of
                                                                          die-cast
                                                                    collectible products

   Highroad Solutions            11.08.99/              N.A.            Marketing of             HK$100               70
        Limited                  Hong Kong                                  CGPs

Mastercraft Engineering          19.09.96/              N.A.           Manufacturing           HK$30,000              90
        Limited                  Hong Kong                                of molds

Sinar Industries Limited         12.03.96/            09.07.99           Design and            HK$10,000              55
                                 Hong Kong                              marketing of
                                                                            CGPs

    Creative Master              17.09.99/              N.A.              Dormant                 HK$2                70
   Northcord Limtied             Hong Kong

                                                      DATE OF
                             DATE AND PLACE OF      ACQUISITION,         PRINCIPAL                                    %
          NAME                 INCORPORATION           IF ANY             BUSINESS           ISSUED CAPITAL         OWNED
          ----                 -------------           ------             --------           --------------         -----
        Techtime                 05.12.95/              N.A.           Manufacturing           HK$10,000              55
   Industries Limited            Hong Kong                              of die-cast
                                                                    collectible products

    Titan Industries             20.05.98/           Titan was a        Marketing of           HK$10,000             100
        Limited                  Hong Kong          subsidiary of           CGPs
                                                     Sinar when
                                                      Sinar was
                                                     acquired by
                                                      the Group

 Act Labs International          20.03.00/              N.A.        Marketings of CGP's          HK$100               70
        Limited                  Hong Kong

                                    [GRAPH]

                                   SCHEDULE 4
                                   ----------
                                 DEED OF WAIVER
                                 --------------